UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

SEMOTUS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

718 University Ave., Suite 202  Los Gatos, CA  95032

(Address of Principal Executive Offices)  (Zip Code)

(408) 399-6120

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
[   ]   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In this discussion, unless otherwise specified, all references to “we”, “us” and “our” mean Semotus Solutions, Inc.

As previously reported on SEC Form 8-K filed on July 27, 2007, we entered into a Software License Agreement and Stock Issuance and Registration Rights Agreement with Innofone.com Incorporated on July 23, 2007 (“Innofone”), relating to a royalty free license of our HipLinkXS and Clickmarks software applications (the “License Agreement”).  In exchange we were issued a total of 46,625,000 shares of Innofone restricted common stock.

On April 30, 2008 we entered into a Termination Agreement with Innofone, whereby we returned all of the shares of Innofone common stock received under the License Agreement in exchange for the complete termination of the software license granted to Innofone thereunder.

The foregoing description of the agreements are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 2.1 and 2.2, incorporated herein by reference.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired

Not applicable.

(b)  Pro Forma Financial Information

Not applicable.

(c)  Exhibits.  The following exhibits are filed with this report:

Exhibit Number --------------------	Description ----------------	Location ------------
2.1	Software License Agreement by and among Semotus Solutions, Inc. and Innofone.com Incorporated dated July 23, 2007.	Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on July 27, 2007.
2.2	Termination Agreement by and among Semotus Solutions, Inc. and Innofone.com Incorporated dated April 30, 2008.	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEMOTUS SOLUTIONS, INC.

Date: May 2, 2008	By:	/s/ Anthony N. LaPine
Anthony N. LaPine
Chief Executive Officer